UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On April 5, 2019, Hi-Crush GP LLC (the “General Partner”), the general partner of Hi-Crush Partners LP (the “Partnership”), mailed a letter from Robert E. Ramus, the Chairman of the board of directors of the General Partner (the “Board”) and the Chief Executive Officer of the Partnership, to certain of the Partnership’s common unitholders (“Unitholders”) that, according to the Partnership’s records, have not provided voting instructions for the special meeting (the “Special Meeting”) at which Unitholders are expected to vote upon a Plan of Conversion pursuant to which the Partnership would effect its proposed conversion from a Delaware limited partnership to a Delaware corporation (the “Conversion”). Among other things, the letter requests that the Unitholders receiving the letter cast their votes for the Special Meeting and advises that the independent proxy advisory firms and the Board have each recommended that Unitholders vote in favor of the Conversion. The letter to Unitholders has been posted to the Partnership’s website (www.hicrush.com) and is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Letter to Unitholders dated April 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: April 5, 2019	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer